EXHIBIT 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. IN ADDITION, THIS PROMISSORY NOTE IS SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG SELLER (AS DEFINED BELOW) AND [FRUTAPOP LLC AND INNOACCEL INVESTMENTS LLC AND THOMAS MARTIN] (THE “INTERCREDITOR AGREEMENT” ).

PROMISSORY NOTE

$[ ]	July 26, 2021

FOR VALUE RECEIVED, ICONIC BRANDS, INC., a Nevada corporation (“Iconic”), promises to pay to [_________________________] (together with its successors and assigns, the “Seller”), in lawful money of the United States of America, the principal sum of [   ] Dollars ($[   ]) on the terms and conditions set forth herein.

This Promissory Note (as amended, restated, supplemented, extended or otherwise modified from time to time, the “Note”) has been executed and delivered pursuant to and in accordance with the terms and conditions of the Acquisition Agreement dated as of the date hereof, by and among Iconic, TopPop LLC, and the Company Members identified therein, including Seller, (as amended, restated, supplemented, extended or otherwise modified from time to time, the “Acquisition Agreement”). Except as otherwise set forth in this Note, capitalized terms used but not defined in this Note shall have the respective meanings set forth in the Acquisition Agreement.

1. Payments.

1.1 Principal. The principal amount of this Note together with all accrued but unpaid interest thereon shall be due and payable on [   ], 20221 (the “Final Payment Date”), and in any event such final principal repayment installment shall be in an amount equal to the aggregate principal amount outstanding under this Note on such date. Any amount repaid under this Note may not be reborrowed.

1.2 Interest.

(a) The principal amount outstanding under this Note shall accrue interest at all times at a rate equal to 10% per annum. All such accrued interest will be due and payable on the Final Payment Date.

(b) Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. Notwithstanding any provisions of this Note to the contrary, in no event shall the amount of interest paid or agreed to be paid by Iconic exceed an amount computed at the highest rate of interest permissible under applicable law.

________________

1 To be the first anniversary of the Closing Date.

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1.3 Manner of Payment. All payments of principal and interest on this Note shall be made, in each instance at the sole discretion of Iconic, by either wire transfer or ACH transfer of immediately available funds to an account designated by Seller in writing.

1.4 Prepayment. Iconic may prepay all or any portion of the outstanding principal balance due under this Note, without premium or penalty; provided that Iconic may not make a prepayment on this Note or the Promissory Notes issued to the other Company Members [(Frutapop LLC and Innoccel Investments LLC and Thomas Martin)] concurrently herewith, without prepaying a pro rata portion of all such Notes.

1.5 No Condition or Deduction. All payments to be made by Iconic under this Note shall be made free and clear of, and without condition or deduction for, any counterclaim, defense, recoupment or setoff; provided, however, that Iconic shall have a right of setoff to the extent set forth in the Acquisition Agreement.

2. Security. This Note is secured by a security interest in the collateral specified in, and pursuant to the terms of, that certain Pledge Agreement of even date herewith (the “Pledge Agreement”) by Iconic in favor of Seller.

3. Defaults.

3.1 Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an event of default (each an “Event of Default”):

(a) Iconic fails to pay (i) any principal amount of the Note when due, or (ii) interest or any other amount when due and such failure continues for a period of five (5) days;

(b) pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Iconic: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) makes an assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as they become due;

(c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Iconic in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Iconic or any material portion of Iconic’s assets or properties, or (iii) orders the liquidation of Iconic;

(d) any representation or warranty made in the Acquisition Agreement, this Note or the Pledge Agreement or any written statement delivered to Seller pursuant hereto or thereto shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

(e) the breach or violation of, or the failure or refusal by Iconic to perform, any of the terms, obligations, covenants, or warranties set forth in this Note, the Pledge Agreement or the Acquisition Agreement, and such breach, violation, failure or refusal continues for fifteen (15) days (it being understood that if such breach, violation, failure or refusal is not capable of being cured then there shall be no cure period, and it being further understood that the foregoing cure period shall not apply to the failure to pay any amount due hereunder, as the cure period set forth in Section 3.1(a), if any, above shall control).

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3.2 Notice By Iconic. Iconic shall immediately notify Seller in writing of the occurrence of any Event of Default.

3.3 Remedies. Upon the occurrence of an Event of Default hereunder, Seller may, at its option in its sole and absolute discretion: (a) declare the entire unpaid principal balance of this Note, together with all accrued interest thereon and all other amounts owed hereunder, immediately due and payable, and (b) exercise any and all rights and remedies available to it under this Note, the Pledge Agreement or applicable law, including, without limitation, the right to collect from Iconic all sums due under this Note; provided, however, that, upon the occurrence of an Event of Default described in Section 3.1(b) or (c), all principal, interest and other amounts under this Note shall automatically and immediately become due and payable without further action by Seller. The rights, powers, and remedies of Seller under this Note shall be in addition to all rights, powers, and remedies given to Seller by virtue of any statute or rule of law or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Seller’s rights, powers and remedies under this Note.

4. Miscellaneous.

4.1 Amendments and Waivers. Neither this Note nor any terms hereof may be amended, changed, waived, discharged, or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by Iconic and Seller. No waiver by Seller of any breach of, violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of Seller in exercising any right, power or remedy under this Note or applicable law will operate as a waiver thereof. Iconic hereby waives presentment, demand, protest and notice of dishonor and protest.

4.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 12.01 of the Acquisition Agreement.

4.3 Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, Iconic intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

4.4 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof (to the extent that the application of the laws of another jurisdiction would be required thereby).

4.5 Jurisdiction; Venue; Service of Process. Except as otherwise provided in this Section, each of Iconic and Seller (by his, her or its acceptance hereof): (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in Wilmington, Delaware, for the purpose of any lawsuit, legal proceeding, litigation or arbitration (each an “Action”) arising out of or relating to this Note or the negotiation or performance hereof (“Litigated Claims”), (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that he, she or it is not subject personally to the jurisdiction of the above-named courts, that his, her or its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Note or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, either Iconic or Seller may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Notwithstanding the foregoing, nothing in this Section or this Note shall limit the right of Seller to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial (in any court) or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial (in any court) or power of sale rights; or (iv) act in any court of law to obtain an interim, provisional or injunctive remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies. Each of Iconic and Seller (by its, his or her acceptance hereof) hereby (i) consents to service of process in any Litigated Claim in any manner permitted by Delaware law, (ii) agrees that (A) service of process with respect to Litigated Claims made in accordance with clause (i) or (B) notice with respect to Litigated Claims provided in accordance with the notice provisions contained in Section 4.2 will constitute good and valid service of process in any such Action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

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4.6 Replacement Note. If this Note shall be mutilated, lost, stolen or destroyed, Iconic shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note. Iconic may require a reasonable and customary indemnity agreement in connection with the issuance of a replacement Note to protect Iconic from any loss which it may suffer as a result of such issuance.

4.7 Succession and Assignment. This Note shall be binding upon any successors or assigns of Iconic, provided that Iconic shall not have the right to assign its rights or delegate its obligations hereunder or any part thereof without Seller’s prior written consent. This Note shall benefit any successors or assigns of Seller, which may assign its rights and benefits under this Note without the consent of Iconic; provided that any assignee of Seller shall agree (and shall be deemed to have agreed) to the terms of, and to be bound by, the Intercreditor Agreement. As used in this Note, the term “Seller” includes, without limitation, any holder of this Note.

4.8 Attorneys’ Fees. Iconic agrees to pay all expenses, costs, and disbursements incurred by Seller (including, without limitation, all attorneys’ fees and other legal expenses incurred by Seller in connection therewith) in connection with the enforcement of its rights under this Note and the Pledge Agreement upon the occurrence and during the continuance of an Event of Default, including, without limitation, the participation or other involvement of Seller in (a) bankruptcy, insolvency, receivership, foreclosure, winding up, or liquidation proceedings, (b) judicial or regulatory proceedings, and (c) workout, restructuring, or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

4.9 Headings; Section References; Interpretation. The headings contained in this Note are for convenience purposes only and will not in any way affect the meaning or interpretation hereof. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

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4.10 Waiver of Notice. Iconic hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

4.11 Construction. Iconic and Seller have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Iconic and Seller and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

4.12 Time is of the Essence. Time is of the essence in this Note.

4.13 Integration of Terms. This Note, the Pledge Agreement and the Acquisition Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

4.14 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[Signature Page Follows]

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IN WITNESS WHEREOF, Iconic has executed and delivered this Note as of the date first stated above.

ICONIC BRANDS, INC., a Nevada corporation

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chief Executive Officer

[Signature Page to Promissory Note]

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